Exhibit 10.15

AMENDED AND RESTATED

ASSET ACQUISITION AGREEMENT

BETWEEN

AMERISURE PHARMACEUTICALS, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AND

GLOBAL NUTRITIONAL RESEARCH, LLC,

A MARYLAND LIMITED LIABILITY COMPANY

AMENDED AND RESTATED

ASSET ACQUISITION AGREEMENT

This Amended and Restated Asset Acquisition Agreement (the "Amended Agreement") is made and entered this     day of July 2011, by and between AmeriSure Pharmaceuticals, LLC, a Delaware limited liability company ("AmeriSure"), and Global Nutritional Research. LLC, a Maryland limited liability company ("GNR"), and is an amendment to that certain Asset Acquisition Agreement entered into by and between AmeriSure and GNR. AmeriSure and GNR are referred to collectively herein as the “Parties," and individually as a "Party."

RECITALS

WHEREAS, on June 14, 2011, AmeriSure and GNR entered into that certain Asset Acquisition Agreement (the "Acquisition Agreement") of which this Amended Agreement is intended to amend and restate in its entirety, and the terms and conditions set forth herein shall supersede those set forth in the Acquisition Agreement:

WHEREAS, GNR is a Maryland-based company with its primary focus on manufacturing and distributing that certain product known as CLOTAMIN®, which is a multivitamin that does not contain Potassium and contains adjusted levels of certain other vitamins, thereby allowing patients on blood thinners to take a multivitamin without reducing the effectiveness of their blood clotting medicine (the "Product");

WHEREAS, this Amended Agreement contemplates a transaction in which AmeriSure will acquire various assets related to the formulation, sales, marketing, distribution, Trademarks, know-how, trade secrets, supply lists, worldwide rights and other assets and intellectual property of any kind, relating directly or indirectly to the manufacturing, formulation, creation, sales and distribution of the Product, held or otherwise owned or controlled by GNR, in any capacity (any right, title or interest in the foregoing as the same relates to the Product, either held, or otherwise owned. by GNR shall be referred to hereinafter as the "Acquired Assets"), in return for consideration consisting of AmeriSure's assumption of GNR's current debt (the "Assumed Debt") as set forth in Section 2(b) below: and.

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into this Amended Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Parties agree as follows:

Section 1.

Definitions.

"Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

"Acquired Assets" means all assets related to the formulation, sales, marketing, distribution, Trademark, know-how, trade secrets, supply lists, world-wide rights and other assets and intellectual property of any kind, relating directly or indirectly to the manufacturing, sales and distribution of the Product, held or otherwise owned or controlled by GNR, in any capacity.

"Assumed Debt" means any and all current debt and financial obligations of GNR. "Closing" has the meaning set forth in Section 2(c) below.

"Closing Date" has the meaning set forth in Section 2(c) below.

"Company" has the meaning set forth in the preface above.

"Confidential Information" means any information concerning the business and affairs of GNR and its subsidiaries, if any, which is not already generally available to the public.

"Knowledge" means actual knowledge after reasonable investigation.

"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of GNR and its subsidiaries, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby.

"GNR" has the meaning set forth in the preface above.

"Product" means that certain multivitamin known as CLOTAMIN® which does not contain Potassium and can be used in conjunction with blood thinners.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity or any department, agency, or political subdivision thereof.

"Securities Act" means the Securities Act of 1933, as amended.

Section 2.

Basic Transaction.

(a)

Acquisition of Assets. Upon satisfaction of all of the conditions to the obligations of the Parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), GNR shall sell, transfer, convey, assign and deliver to AmeriSure and AmeriSure shall purchase from GNR, at the Closing, all of GNR's world-wide right, title and interest in and to the Acquired Assets, including any and all assets, properties, goodwill and any rights related thereto of GNR used in conjunction with the Acquired Assets, as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of GNR, as more specifically set forth in Exhibit A hereto, for the consideration specified below in this Section 2 (the "Acquisition"). It is expressly understood that the sale of the Acquired Assets shall include the following:

(i)

Product. All currently produced batches of the Product and any materials currently on hand that have been purchased for production of additional batches, with GNR also transferring to AmeriSure all necessary information for production and exclusive ownership of the Product, and GNR agreeing that it will not be involved in the future production or distribution of the Product, such Product being as-is, without any representation or warranty;

(ii)

Intellectual Property. Any and all intellectual property, to include but not be limited to: (i) any and all trademarks, including that certain Trademark, Registration No. 3467127, as set forth in Exhibit A, (ii) trademark applications. (iii) patents, (iv) patent applications, (v) copyrights and (vi) copyright applications, (vii) trade secrets, (viii) know-how, relating to the Product and held by GNR, and (ix) all other intangible assets, in GNR's possession or that may be reasonably acquired by AmeriSure relating to all customer lists, vendor and supplier lists and any other proprietary information and trade secrets relating to the Acquired Assets;

(iii)

Production Standards. GNR shall convey and transfer to AmeriSure any and all intellectual property and other intangible assets as may be necessary to for AmeriSure to purchase, create and manufacture the Product to the exact standards that the Product has been manufactured in the past, including any all supplier and/or vendor information, setting forth complete and accurate information relating to the acquisition of any arid all raw materials related to the manufacturing of the Product and any and all notes or documents related to the purchase, creation and manufacturing of the Product, including know-how and trade secrets:

(iv)

Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, or rights against any other Person in respect of any of the foregoing and all other promotional properties, in each case primarily used or useful or developed or acquired by GNR for use in connection with the ownership and operation of the Acquired Assets in GNR's possession:

(v)

Books and Records. All papers, documents, computerized databases and records of GNR related to the Acquired Assets, including without limitation, all sales records, marketing records, purchase records, accounting and financial records, maintenance and production records, vendor lists and information.

The foregoing shall specifically include, any and all documents, reports, financial information and audits pertaining to the Product, or electronic or video graphic records, including website materials, relating to the evaluation, production and distribution of the Product and held by any company controlled by GNR or in GNR's possession.

(b)

Consideration. In exchange for the Acqusition, AmeriSure will assume the Assumed Debt of GNR at Closing.

(c)

The Closing. The closing of the transactions contemplated by this Amended Agreement (the "Closing") shall take place at the offices of Carrillo Huettel, LLP, located at 3033 Fifth Avenue. Suite 400, San Diego. California 92103, commencing at 9:00 a.m. local time on the same business day the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Parties may mutually determine (the "Closing Date"), but in no event later than August 12, 2011, unless otherwise agreed to in a written document signed by AmeriSure and GNR.

(d)

Deliveries at the Closing. At the Closing. (i) GNR will deliver to AmeriSure the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) AmeriSure will deliver to GNR the various certificates, instruments, and documents referred to in Section 6(b) below: (iii) GNR will execute, acknowledge such other instruments of transfer, conveyance, and assignment as AmeriSure and its counsel may reasonably request; and (iv) AmeriSure will execute, such other instruments of assumption as GNR and its counsel may reasonably request. Simultaneously with the Closing, GNR shall give AmeriSure full possession and enjoyment of the Acquired Assets.

Section 3.

GNR's Representations and Warranties.

GNR represents and warrants to AmeriSure that the statements contained in this Section 3 are true and correct in all aspects as of the date of this Amended Agreement and will be true and correct as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Amended Agreement throughout this Section 3.

(a)

Organization of GNR. GNR is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Maryland.

(b)

Authorization of Transaction. GNR has full power and authority to execute and deliver this Amended Agreement and to dispose of, sell, transfer, convey, assign and deliver the Acquired Assets. as provided in Exhibit A attached hereto and are free and clear of any liens, of any kind as provided herein. Without limiting the generality of the foregoing, the majority of the members of GNR have duly authorized the execution, delivery, and performance of this Amended Agreement by GNR. This Amended Agreement constitutes the valid and legally binding obligation of GNR, enforceable in accordance with its terms and conditions.

(c)

Non-contravention. Neither the execution and delivery of this Amended Agreement, nor the consummation of the transactions contemplated hereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which GNR is subject or any provision of the charter or bylaws of GNR or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which GNR is a party or by which it is bound or to which any of its assets is, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. GNR needs to give no notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Amended Agreement, including the assignments and assumptions referred to in Section 2 above, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the Transaction.

(d)

Brokers' Fees. GNR has no liability or obligation to pay any fees or commissions to any broker, finder.or agent with respect to the transactions contemplated by this Amended Agreement for which AmeriSure could become liable or obligated.

(e)

Legal Compliance. GNR has complied with all applicable laws, including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder of federal, state, local, and foreign governments, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

(f)

Tax Matters. GNR has neither been required to file any tax returns nor entered into any transaction that would give rise to a taxable event as of the date hereof.

(g)

Tangible Assets. The tangible assets that GNR owns or leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair subject to normal wear and tear.

(h)

Ownership. GNR has, and will have at the Closing, good, valid and marketable title to all of the Acquired Assets, free and clear of any liens. GNR has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Acquired Assets or its business. No third party has any option or right to acquire GNR's business or any of the Acquired Assets.

(i)

Intellectual Property. GNR owns, free and clear of any Encumbrance, or has the valid right to transfer the Trademark used by GNR in conjunction with the Acquired Assets. GNR has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. GNR makes no representation of warranty in respect of any other intellectual property, and AmeriSure confirms it has been allowed to conduct due diligence satisfactory to AmeriSure, and AmeriSure agrees that any intellectual property of GNR is taken as-is.

(i)

GNR has no agreements with any Person pursuant to which GNR obtains rights to intellectual property material to the Acquired Assets that is owned by a Person other than GNR.

(ii)

GNR has taken reasonable precautions (i) to protect its rights in the Trademark and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential intellectual property, related to the Acquired Assets and to GNR's knowledge, there have been no acts or omissions by the officers, directors, employees and agents of GNR, the result of which would be to materially compromise the rights of GNR to apply for or enforce appropriate legal protection of GNR's intellectual property.

(j)

Litigation. GNR (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor (ii) is a party to or, to the knowledge of members of GN R, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(k)

Environmental, Health, and Safety Matters. GNR (i) has complied and is in compliance, in each case in all material respects, with all Environmental. Health, and Safety Requirements: and (ii) without limiting the generality of the foregoing, GNR has obtained, has complied, and is in compliance with. in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to environmental, health. and safety requirements for the operation of its business.

Disclosure, The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

Section 4.

AmeriSure's Representations and Warranties.

AmeriSure represents and warrants to GNR that the statements contained in this Section 4 are true and correct in all aspects as of the date of this Amended Agreement and will be true and correct as of the Closing Date, as though made then and as though the Closing Date were substituted for the date of this Amended Agreement throughout this Section 4.

(a)

Organization of AmeriSure. AmeriSure is a limited liability company duly organized, validly existing, and in good standing under the federal laws of Delaware.

(b)

Authorization of Transaction. AmeriSure has full power and authority to execute and deliver this Amended Agreement and to perform its obligations hereunder. This Amended Agreement constitutes the valid and legally binding obligation of AmeriSure, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Amended Agreement and all other agreements contemplated hereby have been duly authorized by AmeriSure.

(c)

Non-contravention. Neither the execution and delivery of this Amended Agreement. nor the consummation of the transactions contemplated hereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AmeriSure is subject or any provision of its charter, or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which AmeriSure is a party or by which it is bound or to which any of its assets are subject.

(d)

Brokers' Fees. AmeriSure has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Amended Agreement for which GNR could become liable or obligated.

Section 5.

Pre-Closing and Post-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Amended Agreement and the Closing:

(a)

General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary and advisable in order to consummate and make effective the transactions contemplated by this Amended Agreement, including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below.

(b)

Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred herein.

(c)

Full Access. GNR will permit AmeriSure and its representatives, including legal counsel and accountants, to have full access, and in a manner so as not to interfere with the normal business operations of GNR, to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to GNR within a reasonable amount of time from the date of any such request, but in each such case within ten (10) business days from the request. All such requests for access under this Section shall be delivered via email to an authorized agent or via facsimile to GNR. AmeriSure will treat and hold as such any Confidential Information it receives from any Shareholder and GNR in the course of the reviews contemplated by this Section 5(d), and will not use any of the Confidential Information except in connection with this Amended Agreement, and, if this Amended Agreement is terminated for any reason whatsoever, will return to the Shareholders and GNR all tangible embodiments of the Confidential Information that are in its possession.

(d)

Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(d); however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(e)

Exclusivity. GNR will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of GNR including any acquisition structured as a merger, consolidation, or membership purchase agreement or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

Section 6.

Conditions to Obligation to Close.

(a)

Conditions to AmeriSure's Obligation. The obligation of AmeriSure to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)

the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material.- or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date:

(ii)

GNR shall deliver to AmeriSure, within five (5) days from the date of execution hereof. any and all documentation relating to GNR's acquisition and ownership of the Business and the Assets including any documentation relating to the ownership of the Affiliate Entities in GNR's possession. On the Closing Date, GNR shall deliver any and all documentation relating to the Acquired Assets such documentation shall include all papers, documents, computerized databases and records of GNR relating to the Acquired Assets in GN R's possession, including without l imitation all corporate, marketing records, purchase records, accounting and financial records and maintenance and production records, documents and information relating to the production and manufacturing, including know-how, trade secrets, and other reasonable documents as requested by AmeriSure relating to the Acquired Assets (the "Deliveries"). GNR's Deliveries shall be treated as confidential information and if for any reason GNR's Deliveries are delivered to AmeriSure, but the transaction does not complete, all of GNR's Deliveries will be returned to GNR, and AmeriSure will not retain, directly or indirectly, any copies thereof.

(iii)

GNR shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change,” in which case GNR shall have performed and complied with all of such covenants in all respects through the Closing:

(iv)

GNR shall have, if necessary, procured all of the third-party consents specified in Section 5(b) above;

(v)

no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Amended Agreement, (B) cause any of the transactions contemplated by this Amended Agreement to be rescinded following consummation, and, (C) adversely affect the right of AmeriSure to acquire the Acquired Assets;

(vi)

all actions to be taken by GNR in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to AmeriSure; and

(vii)

GNR shall have performed all necessary actions to transfer legal title of the Acquired Assets to the name of AmeriSure.

(b)

Conditions to GNR's Obligation. The obligation of GNR to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)

GNR will execute and deliver to AmeriSure a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit B. together with such other instruments of conveyance and evidence of the transfer of title to the Acquired Assets from GNR to AmeriSure as AmeriSure may reasonably request. All instruments of conveyance shall be free of all encumbrances except for any liens securing the Assumed Debt and shall be in form and content reasonably acceptable to counsel for AmeriSure and GNR.

(ii)

the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(iii)

AmeriSure shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case AmeriSure shall have performed and complied with all of such covenants in all respects through the Closing-.

(iv)

no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment. order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Amended Agreement or (B) cause any of the transactions contemplated by this Amended Agreement to be rescinded following consummation (and no such injunction, judgment. order, decree, ruling, or charge shall be in effect): and.

(v)

all actions to be taken by AmeriSure in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to GNR.

Section 7.

Termination.

(a)

Termination of Agreement. Certain of the Parties mat terminate this Amended Agreement as provided below:

(i)

AmeriSure and GNR may terminate this Amended Agreement by mutual written consent at any time prior to the Closing:

(ii)

AmeriSure may terminate this Amended Agreement by giving written notice to GNR at any time prior to the Closing (A) in the event GNR has breached any material representation, warranty, or covenant contained in this Amended Agreement in any material respect, AmeriSure has notified GNR of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if' the Closing shall not have occurred on or before August l2, 2011, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from AmeriSure itself breaching any representation. warranty. or covenant contained in this Amended Agreement): and

(iii)

GNR may terminate this Amended Agreement by giving written notice to AmeriSure at any time prior to the Closing (A) in the event AmeriSure has breached any material representation, warranty, or covenant contained in this Amended Agreement in any material respect. GNR has notified AmeriSure of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before August 12, 2011, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from GNR itself breaching any representation, warranty. or covenant contained in this Amended Agreement).

(b)

Effect of Termination. If any Party terminates this Amended Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, provided; however, that the confidentiality provisions contained in Section 8(e) above shall survive termination.

Section 8.

Miscellaneous.

(a)

Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Amended Agreement shall survive the Closing hereunder.

(b)

Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Amended Agreement prior to the Closing without the prior written approval of the other Party, provided: however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure.

(c)

No Third-Party Beneficiaries. This Amended Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d)

Indemnity. AmeriSure and GNR shall each indemnify each other, and the other Party's members, officers, partners, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any lndemnitee arising out of in any way connected with, or as a result of (i) the execution or delivery of this Amended Agreement or any instrument, certificate or document contemplated hereby, the performance by the Parties of their respective obligations hereunder or the consummation of the transactions contemplated hereby, and (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto.

(e)

Confidentiality. Except as provided herein, the existence and the terms of this Amended Agreement shall be maintained in confidence by the Parties hereto and their respective officers, members, and employees. Except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or regulation (including to the extent required in connection with any filings made by the Parties or their controlling affiliates with the Securities and Exchange Commission) all public announcements, notices, or other communications regarding such matters to third parties, including without limitation any disclosure regarding the transactions contemplated hereby, shall require the prior approval of all Parties hereto.

(f)

Entire Agreement. This Amended Agreement, including the documents referred to herein, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties. written or oral, to the extent they relate in any way to the subject matter hereof.

(g)

Succession and Assignment. This Amended Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Amended Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(h)

Counterparts. This Amended Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(i)

Headings. The section headings contained in this Amended Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amended Agreement.

(j)

overning Law. This Amended Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(k)

Amendments and Waivers. No amendment of any provision of this Amended Agreement shall be valid unless the same shall be in writing and signed by AmeriSure and GNR. No waiver by any Party of any provision of the Amended Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(l)

Severability. Any term or provision of this Amended Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(m)

Expenses. Each Party including AmeriSure, the Shareholders, and GNR will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Amended Agreement and the transactions contemplated hereby, provided; however, that the Shareholders will (subject to the following further proviso) also bear the costs and expenses of GNR (including all of their legal fees and expenses) in connection with this Amended Agreement and the transactions contemplated hereby.

(n)

Construction. The Parties have participated jointly in the negotiation and drafting of this Amended Agreement. In the event an ambiguity or question of intent or interpretation arises, this Amended Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Amended Agreement. Any reference to any federal. state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

IN WITNESS WHEREOF, the Parties hereto have executed this Amended Agreement as of the date first above written.

AmeriSure:

AMER1SURE PHARMACEUTICALS, LLC

/s/ Mackie Barch

By: Mackie Barch

Its: Managing Member

GNR:

GLOBAL NUTRITIONAL RESEARCH, LLC

/s/ Justin Barch

By: Justin Barch

Its: Member

EXHIBIT A

ASSETS PURCHASED

1.

Intellectual Property defined as:

•

The formulation for the CLOTAMIN ®

•

The training and the "know-how” to mix the CLOTAMIN ® formulation

•

Sources and suppliers of CLOTAMIN ® ingredients

•

List of mixing equipment and where to purchase

•

Associated trademarks:

•

CLOTAMIN ®, Reg. No. 3467127, registered in the US;

•

Domain names: "www.clotarnin.com" and "WWW.Vitarninwithoutk.com"

2.

100% Ownership of all world-wide marketing, manufacturing and distribution rights of the CLOTAMIN ®

EXHIBIT B

BILL OF SALE AND ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, Global Nutritional Research, LLC, a Maryland limited liability company ("GNR"), does hereby sell, assign, convey and transfer unto AmeriSure Pharmaceuticals, LLC, a Delaware limited liability company ("AmeriSure"), all of GNR's right, title and interest in and to the assets (the "Assets") more particularly described on Exhibit "A" attached hereto and made a part hereof.

GNR hereby warrants to AmeriSure, its successors and assigns, that GNR is the rightful owner of the Assets conveyed; that GNR is conveying to AmeriSure good and merchantable title to all of the Assets conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that GNR (and GNR's successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

GNR hereby covenants and agrees that it will, at the request of AmeriSure and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in AmeriSure, its successors and assigns, good and merchantable title to the Assets conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put AmeriSure in control and possession thereof

GNR does hereby irrevocably constitute AmeriSure, its successors and assigns, as GNR's true and lawful attorney-in-fact, with full power of substitution, in GNR's or AmeriSure's name, to claim, demand, collect and receive the Assets conveyed.

This instrument shall be binding on GNR and its successors and assigns, and shall inure to the benefit of AmeriSure and its successors and assigns.

Dated this _______ day of _____, 2011.

GNR:

Global Nutritional Research, LLC

By: /s/ Justin Barch

Name: Justin Barch

Its: Member